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                                                                    Exhibit 23

                     TOKHEIM CORPORATION AND SUBSIDIARIES
                   CONSENT OF COOPERS & LYBRAND L.L.P.
                               NOVEMBER 30, 1995



We consent to the Incorporation by Reference in the registration statement of Tokheim Corporation on Form S-8 (file No. 1-6018) of our report dated January 24, 1996, on our audits of the consolidated financial statements of Tokheim Corporation and Subsidiaries as of November 30, 1995 and 1994, and for the years ended November 30, 1995, 1994, and 1993, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.

Fort Wayne, Indiana
February 23, 1996